Exhibit 99.1

FOR IMMEDIATE RELEASE

J. Alexander’s Holdings, Inc. Reports Results

For Third Quarter Ended September 29, 2019

NASHVILLE, TN, Nov.7 , 2019 — J. Alexander’s Holdings, Inc. (NYSE: JAX) (the Company), owner and operator of J. Alexander’s, Redlands Grill, Stoney River Steakhouse and Grill and selected other restaurants, today reported results for the third quarter ended September 29, 2019.

Third Quarter 2019 Highlights Compared To The Third Quarter Of 2018

•	Net sales for the third quarter of 2019 were $56,867,000 compared to $56,730,000 reported in the third quarter of 2018.

•

Income from continuing operations before income taxes totaled $342,000 for the third quarter of 2019, including the impact of transaction, contested proxy and other related expenses of $117,000. This compares to a loss from continuing operations before income taxes of $713,000 in the third quarter of 2018 which included profits interest expense of $1,240,000 from the quarterly valuation of the Black Knight Advisory Services, LLC (Black Knight) profits interest grant. The Company also incurred consulting fees of $139,000 in the third quarter of 2018 under its management consulting agreement with Black Knight. As previously reported, both the management consulting agreement and the profits interest grant related to Black Knight have been terminated, and therefore no such expenses have been recorded in the third quarter of 2019.

•

The Company recorded net income of $771,000 in the third quarter of 2019 compared to a net loss of $633,000 reported in the third quarter of 2018, which was impacted by the same factors as previously noted affecting income (loss) from continuing operations. Results for the most recent quarter included an income tax benefit of $495,000 compared to an income tax benefit of $198,000 in the third quarter of 2018.

•	Basic and diluted earnings per share were $0.05 for the third quarter of 2019 compared to a loss of $0.04 for the third quarter of 2018.

•

Average weekly same store sales per restaurant (1) for the third quarter of 2019 were down 2.0% to $105,700 for the J. Alexander’s/Grill restaurants and down 0.7% to $71,100 for the Stoney River restaurants compared to the third quarter of 2018.

•	Adjusted EBITDA (2) was $4,375,000 in the third quarter of 2019, up 6.7% from $4,100,000 in the comparable quarter of 2018.

•	Restaurant Operating Profit Margin (3) was 8.9% in the most recent quarter compared to 9.7% for the corresponding quarter of 2018.

•	Cost of sales as a percentage of net sales in the third quarter of 2019 was 31.8% compared to 31.5% in the third quarter of 2018.

The Company’s restaurant labor and related costs as a percentage of net sales were 33.1% in the third quarter of 2019 compared to 32.8% of net sales in the third quarter of 2018. Other restaurant operating expenses were 21.0% of net sales in the third quarter of 2019 compared to 21.1% of net sales in the same quarter of 2018.

The average weekly guest counts within the same store base of the Company’s J. Alexander’s/Grill collection were down 2.9% in the third quarter of 2019 compared to the third quarter of 2018. Guest counts within the same store base at the Company’s Stoney River Steakhouse and Grill restaurants were down 0.4% for the third quarter of 2019 compared to the third quarter of 2018. With respect to average guest checks, which include alcoholic beverage sales, the average guest check within the J. Alexander’s/Grill same store base of restaurants during the third quarter of 2019 was $32.17, up 0.9% from $31.87 recorded during the third quarter of 2018. The average guest check within the same store base of Stoney River Steakhouse and Grill restaurants was $42.36 during the third quarter of 2019, down 0.1% from $42.41 recorded in the third quarter of 2018.

On a consolidated basis, average weekly guest counts within the Company’s J. Alexander’s/Grill locations in the third quarter of 2019 were down 2.5% from the third quarter of 2018, while average weekly guest counts within the Company’s Stoney River Steakhouse and Grill locations increased 1.9% for the third quarter of 2019 compared to the same quarter a year ago. Average guest checks on a consolidated basis for the J. Alexander’s/Grill restaurants increased 0.8% from $31.95 in the third quarter of 2018 to $32.19 for the third quarter of 2019. Average guest checks for the Stoney River Steakhouse and Grill restaurants decreased 1.4% from $42.41 in the third quarter of 2018 to $41.82 in the third quarter of 2019.

The effect of menu pricing for the third quarter of 2019 was estimated to be a 0.5% increase for the J. Alexander’s/Grill restaurants and a 0.9% increase for the Stoney River Steakhouse and Grill restaurants compared to the third quarter of 2018. For the J. Alexander’s/Grill restaurants, management estimated that inflation in total food costs was 0.8% for the third quarter of 2019 compared to the same quarter in 2018, and beef costs were determined to have increased by an estimated 4.7% compared to the same quarter of the prior year. For the Stoney River Steakhouse and Grill restaurants, inflation for the third quarter of 2019 was estimated to total 2.8%, with beef costs up by 6.2% from the comparable quarter of 2018.

Stock Repurchase Program

During the fourth quarter of 2018, the Company’s board of directors authorized a share repurchase program, replacing the program that had been in place since October 29, 2015. The board authorized the Company to purchase up to $15,000,000 of its common stock in the aggregate over a three-year period ending November 1, 2021. Any share repurchases under this program are expected to be made solely from cash on hand and available operating cash flow. Repurchases will be made in accordance with applicable securities laws and may be made from time to time in the open market. The timing, prices and amount of repurchases will depend upon prevailing market prices, general economic and market conditions and other considerations. The repurchase program does not obligate the Company to acquire any amount of stock. No shares were purchased by the Company in the third quarter of 2019.

Chief Executive Officer’s Comments

“We continue to be encouraged by the results posted by our newer J. Alexander’s/Grill restaurants,” said Mark A. Parkey, President and Chief Executive Officer of J. Alexander’s Holdings, Inc. “Significantly increased guest counts and improved sales from these restaurants during the third quarter are evidence that the focused efforts to increase awareness, generate guest trial, and turn first-time guests into loyal regulars are producing the desired effects. Indications are that these trends will continue through the holiday season to finish out fiscal 2019 with positive momentum from all three of these newest J. Alexander’s/Grill restaurants.”

Parkey continued, “However, we were confronted by several external issues during the third quarter that affected guest counts and sales within our same store base, particularly at the J. Alexander’s/Grill restaurants, including continued competitive intrusion into certain markets, weather-related disturbances, significant disruption of traffic patterns in certain locations related to ongoing road construction, and other outside factors.” Additionally, the Company completed the switchover of its reservation system to Resy during the third quarter. Parkey said the Company expected some short-term interruption in guest counts from the switchover in certain markets, but that the new platform is expected to result in significant long-term margin expansion from the related cost savings.

With regard to the third quarter Stoney River results, Parkey said that while the same store sales and guest count decreases were somewhat disappointing, it was worth noting that the concept was up against a 5.6% increase in same store sales in the comparable quarter a year ago. “We continue to emphasize achievement of operational excellence at each of our Stoney River Steakhouse and Grill restaurants, and are confident that this focus will help our Stoney River locations continue to build on their success during the upcoming holiday season.”

Parkey said that beef input prices were up during the third quarter of 2019 as compared to prior year’s third quarter for both the J. Alexander’s/Grill and Stoney River concepts. “We are experiencing pressure on certain commodity prices, specifically beef, which has contributed to increased cost of sales during the third quarter. While we believe that these input costs are manageable, we will continue to closely monitor commodity pricing through the balance of the year.

“Our outlook for the remainder of 2019 continues to be positive for both our J. Alexander’s/Grill and Stoney River Steakhouse and Grill collections. However, given the year-to-date sales performance, we are revising guidance for our sales metrics for the full year as discussed further below,” Parkey said. “We took a price increase toward the end of the second quarter of 2019,” Parkey continued “and do not expect to take any additional significant increases in the final quarter of the year. Beginning in November of the fourth quarter, we will be lapping some of our easier comparative sales, and we expect that this will favorably impact same store sales results.”

Highlights For The First Nine Months of 2019

For the nine months ended September 29, 2019, the Company recorded net sales of $183,830,000, up 2.7% from $179,059,000 posted in the first three quarters of 2018. Within the J. Alexander’s/Grill restaurants, average weekly same store sales per restaurant were $113,100 for the nine months ended September 29, 2019, a decrease of 0.4% from the first nine months of 2018. For the Stoney River Steakhouse and Grill restaurants, average weekly same store sales per restaurant increased 0.8% to $78,100 in the first three quarters of 2019.

Income from continuing operations before income taxes for the first nine months of 2019 increased to $6,732,000 from $3,332,000 reported in the same nine months of 2018. The primary factor driving the increase relates to the non-cash profits interest expense of $3,094,000 and consulting fees of $587,000 recorded in 2018 related to the management consulting agreement with Black Knight, with no such corresponding expenses being recorded in fiscal 2019. As previously reported, both the management consulting agreement and the profits interest grant related to Black Knight are now terminated. Additionally, during the first nine months of 2018, the Company recorded transaction, contested proxy, and other related expenses of $933,000 compared to $768,000 of such expenses incurred in the first three quarters of 2019.

The Company recorded net income of $6,787,000 in the first nine months of 2019, up from $3,065,000 reported in the first nine months of 2018. Adjusted EBITDA(2) for the first nine months of 2019 totaled $18,656,000, up 2.2% from $18,258,000 recorded in the first nine months a year earlier. Basic and diluted earnings per share totaled $0.46 in the first three quarters of 2019 compared to $0.21 of both basic and diluted earnings per share in the first three quarters of 2018. See attached “Adjusted EBITDA Reconciliation” for our definition of Adjusted EBITDA and a reconciliation to net income.

The average weekly guest counts within the same store base of J. Alexander’s/Grill restaurants decreased by 1.7% for the first nine months of 2019 and increased by 0.4% within the Stoney River Steakhouse and Grill restaurants during the same three quarters. The average guest check within the same store base at the J. Alexander’s/Grill restaurants increased 1.4% from $31.79 for the first nine months of 2018 to $32.23 in the first nine months of 2019. The average guest check within the same store base at the Stoney River Steakhouse and Grill restaurants increased by 0.3% from $42.32 in the first three quarters of 2018 to $42.44 in the first three quarters of 2019. The effect of menu price increases for the first nine months of 2019 was estimated to be 0.5% at J. Alexander’s/Grill restaurants as well as the Stoney River Steakhouse and Grill restaurants compared to the first three quarters of 2018.

Cost of sales as a percentage of net sales for the first nine months of 2019 was 31.8% compared to 31.6% for the first nine months of 2018. The estimated effect of inflation in food costs for the first three quarters of 2019 was 0.9% for the J. Alexander’s/Grill restaurants, with beef costs up by 2.9% compared to the same three quarters of 2018. For the Stoney River Steakhouse and Grill restaurants, the effect of inflation in food costs for the first three quarters of 2019 was estimated to be 2.0% with beef costs up by 4.6% compared to the first three quarters of 2018.

Restaurant Development

The Company has previously announced the signing of leases for two new restaurants, one in Houston, TX and the other in San Antonio, TX. The Houston upscale restaurant marks the first location opened by the Company operating under the name Merus Grill. The new Merus Grill, located in Uptown Park, is scheduled to open on November 18, 2019. Construction is underway on a new Redlands Grill in San Antonio, with an opening set for 2020.

Strategic Alternatives Evaluation

The Company announced on August 9, 2019, that it had engaged Piper Jaffray & Co. as its financial advisor to assist in the ongoing evaluation of strategic alternatives. The Company will not be providing updates to the process until the conclusion of such review.

Guidance For 2019

The Company’s performance outlook is based on current information as of November 7, 2019. The Company does not expect to update its 2019 guidance before the end of fiscal 2019. However, the information on which the outlook is based is subject to change, and the Company may update its full business outlook or any portion thereof at any time for any reason.

All guidance not updated herein is unchanged from previous guidance issued. Based upon current information and giving consideration to the softness in guest counts in our concepts during the three quarters of 2019 which has continued into October, we are adjusting our guidance ranges for average weekly same store sales and total revenue as follows:

	Prior Guidance	Revised Full Year 2019 Guidance
Average Weekly Same Store Sales:
J. Alexander’s/Grill	+0.5% - 1.5%	-0.5% - +0.5%
Stoney River Steakhouse and Grill	+1.5% - 2.5%	+0.5% - +1.5%
Revenue	$251.0MM - $253.0MM	$248.0MM - $250.0MM

(1)

Average weekly same store sales per restaurant is computed by dividing total restaurant same store sales for the period by the total number of days all same store restaurants were open for the period to obtain a daily sales average. The daily same store sales average is then multiplied by seven to arrive at average weekly same store sales per restaurant. Days on which restaurants are closed for business for any reason other than scheduled closures on Thanksgiving and Christmas are excluded from this calculation. Sales and sales days used in this calculation and amounts of other “same store” figures in this release include only those for restaurants in operation at the end of the period which have been open for more than 18 months. Revenue associated with reduction in liabilities for gift cards, which is recognized in proportion to guest redemptions based on historical redemption rates and commonly referred to as gift card breakage, is not included in the calculation of average weekly same store sales per restaurant. Average weekly same store sales are computed from sales amounts that have been determined in accordance with U.S. generally accepted accounting principles (GAAP).

(2)

Please refer to the financial information accompanying this release for our definition of and a reconciliation of the non-GAAP financial measure Adjusted EBITDA to net income (loss). Management uses Adjusted EBITDA to evaluate operating performance and the effectiveness of its business strategies.

(3)

“Restaurant Operating Profit Margin” is the ratio of Restaurant Operating Profit, a non-GAAP financial measure, to net sales. Please refer to the financial information accompanying this release for our definition of and a reconciliation of the non-GAAP financial measure Restaurant Operating Profit to Operating Income. Management uses Restaurant Operating Profit to measure operating performance at the restaurant level.

About J. Alexander’s Holdings, Inc.

J. Alexander’s Holdings, Inc. is a collection of restaurants that focus on providing high quality food, outstanding professional service and an attractive ambiance. The Company presently operates 46 restaurants in 16 states. The Company has its headquarters in Nashville, TN.

For additional information, visit www.jalexandersholdings.com

Forward Looking Statements

This press release issued by J. Alexander’s Holdings, Inc. contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including the Company’s ability to maintain satisfactory guest count levels and maintain or increase sales and operating margins in its restaurants under varying economic conditions; the effect of higher commodity prices, unemployment and other economic factors on consumer demand; increases in food input costs or product shortages and the Company’s response to them; the number and timing of new restaurant openings and the Company’s ability to operate them profitably; competition within the casual dining industry and within the markets in which our restaurants are located; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of third parties, including government agencies; as well as other risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2019, as amended on April 29, 2019, and subsequent filings. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

J. Alexander’s Holdings, Inc.

Jessica Hagler

Chief Financial Officer

(615) 269-1900

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2019	2018	2019	2018
Net sales	$56,867	$56,730	$183,830	$179,059
Costs and expenses:
Cost of sales	18,110	17,876	58,441	56,570
Restaurant labor and related costs	18,835	18,603	57,542	55,610
Depreciation and amortization of restaurant property and equipment	2,968	2,758	8,847	8,023
Other operating expenses	11,916	11,965	37,028	35,926

Total restaurant operating expenses	51,829	51,202	161,858	156,129
Transaction, contested proxy and other related expenses	117	—	768	933
General and administrative expenses	4,288	5,876	13,816	17,123
Pre-opening expense	211	194	357	1,024

Total operating expenses	56,445	57,272	176,799	175,209

Operating income (loss)	422	(542)	7,031	3,850
Other income (expense):
Interest expense	(135)	(177)	(490)	(537)
Other, net	55	6	191	19

Total other expense	(80)	(171)	(299)	(518)

Income (loss) from continuing operations before income taxes	342	(713)	6,732	3,332
Income tax benefit	495	198	238	72
Loss from discontinued operations, net	(66)	(118)	(183)	(339)

Net income (loss)	$771	$(633)	$6,787	$3,065

Basic earnings (loss) per share:
Income (loss) from continuing operations, net of tax	$0.06	$(0.04)	$0.47	$0.23
Loss from discontinued operations, net	(0.00)	(0.01)	(0.01)	(0.02)

Basic earnings (loss) per share	$0.05	$(0.04)	$0.46	$0.21

Diluted earnings (loss) per share:
Income (loss) from continuing operations, net of tax	$0.06	$(0.04)	$0.47	$0.23
Loss from discontinued operations, net	(0.00)	(0.01)	(0.01)	(0.02)

Diluted earnings (loss) per share	$0.05	$(0.04)	$0.46	$0.21

Weighted average common shares outstanding:
Basic	14,695	14,695	14,695	14,695
Diluted	14,808	14,695	14,746	14,919

Per share amounts may not sum due to rounding.

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data as a Percentage of Net Sales and

Other Financial and Performance Data (Unaudited)

	Quarter Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2019	2018	2019	2018
Net sales	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of sales	31.8	31.5	31.8	31.6
Restaurant labor and related costs	33.1	32.8	31.3	31.1
Depreciation and amortization of restaurant property and equipment	5.2	4.9	4.8	4.5
Other operating expenses	21.0	21.1	20.1	20.1

Total restaurant operating expenses	91.1	90.3	88.0	87.2
Transaction, contested proxy and other related expenses	0.2	—	0.4	0.5
General and administrative expenses	7.5	10.4	7.5	9.6
Pre-opening expense	0.4	0.3	0.2	0.6

Total operating expenses	99.3	101.0	96.2	97.8

Operating income (loss)	0.7	(1.0)	3.8	2.2
Other income (expense):
Interest expense	(0.2)	(0.3)	(0.3)	(0.3)
Other, net	0.1	0.0	0.1	0.0

Total other expense	(0.1)	(0.3)	(0.2)	(0.3)

Income (loss) from continuing operations before income taxes	0.6	(1.3)	3.7	1.9
Income tax benefit	0.9	0.3	0.1	0.0
Loss from discontinued operations, net	(0.1)	(0.2)	(0.1)	(0.2)

Net income (loss)	1.4%	(1.1)%	3.7%	1.7%

Note: Certain percentage totals do not sum due to rounding.
Other Financial and Performance Data:
Adjusted EBITDA(1)	$4,375	$4,100	$18,656	$18,258
As a % of net sales	7.7%	7.2%	10.1%	10.2%
Average weekly sales per restaurant:
J. Alexander’s / Grill Restaurants	$104,500	$106,300	$111,800	$112,500
Percent change	(1.7)%		(0.6)%
Stoney River Steakhouse and Grill	$71,900	$71,600	$78,800	$77,500
Percent change	0.4%		1.7%
Average weekly same store sales per restaurant:
J. Alexander’s / Grill Restuarants	$105,700	$107,900	$113,100	$113,500
Percent change	(2.0)%		(0.4)%
Stoney River Steakhouse and Grill	$71,100	$71,600	$78,100	$77,500
Percent change	(0.7)%		0.8%

(1)	See definitions and reconciliation attached.

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited in thousands)

	September 29,	December 30,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$7,865	$8,783
Other current assets	6,535	8,682

Total current assets	14,400	17,465
Other assets	5,521	5,557
Deferred income taxes, net	1,971	539
Property and equipment, net	109,798	109,332
Right-of-use lease assets, net	71,344	—
Goodwill	15,737	15,737
Tradename and other indefinite-lived intangibles	25,648	25,647
Deferred charges, net	244	272

	$244,663	$174,549

Liabilities and Stockholders’ Equity
Current liabilities	$29,794	$33,778
Long-term debt, net of portion classified as current and unamortized deferred loan costs	3,250	5,866
Long-term lease liabilities	76,954	—
Deferred compensation obligations	6,297	6,251
Other long-term liabilities	149	6,995
Stockholders’ equity	128,219	121,659

	$244,663	$174,549

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited in thousands)

	Nine Months Ended
	September 29,	September 30,
	2019	2018
Cash flows from operating activities:
Net income	$6,787	$3,065
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	9,034	8,244
Share-based compensation expense	1,030	3,919
Other, net	(783)	(225)
Changes in assets and liabilities, net	(5,314)	(198)

Net cash provided by operating activities	10,754	14,805
Cash flows from investing activities:
Purchase of property and equipment	(7,757)	(15,230)
Other investing activities	(122)	(493)

Net cash used in investing activities	(7,879)	(15,723)
Cash flows from financing activities:
Payments on long-term debt and obligations under capital leases	(3,750)	(3,750)
Other financing activities	(43)	—

Net cash used in financing activities	(3,793)	(3,750)

Decrease in cash and cash equivalents	(918)	(4,668)
Cash and cash equivalents at beginning of the period	8,783	10,711

Cash and cash equivalents at end of the period	$7,865	$6,043

Supplemental disclosures:
Property and equipment obligations accrued at beginning of the period	$819	$1,854
Property and equipment obligations accrued at end of the period	2,669	1,656
Cash paid for interest	467	606
Cash paid for income taxes	718	644

J. Alexander’s Holdings, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

(Unaudited in thousands)

Non-GAAP Financial Measures

Within this press release, we present the following non-GAAP financial measures which we believe are useful to investors as key measures of our operating performance:

We define Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or “Adjusted EBITDA”, as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and adding asset impairment charges and restaurant closing costs, loss on disposals of fixed assets, transaction, contested proxy and other related expenses, non-cash compensation, loss from discontinued operations, and pre-opening costs.

Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors because it provides information regarding certain financial and business trends relating to our operating results and excludes certain items that are not indicative of our operations. Adjusted EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of our results of operations.

We define “Restaurant Operating Profit” as net sales less restaurant operating costs, which are cost of sales, restaurant labor and related costs, depreciation and amortization of restaurant property and equipment, and other operating expenses. Restaurant Operating Profit is a non-GAAP financial measure that we believe is useful to investors because it provides a measure of profitability for evaluation that does not reflect corporate overhead and other non-operating or unusual costs. “Restaurant Operating Profit Margin” is the ratio of Restaurant Operating Profit to net sales.

Our management uses Adjusted EBITDA and Restaurant Operating Profit to evaluate the effectiveness of our business strategies. We caution investors that amounts presented in accordance with the above definitions of Adjusted EBITDA or Restaurant Operating Profit may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP financial measures in the same manner. Adjusted EBITDA and Restaurant Operating Profit should not be assessed in isolation from, or construed as a substitute for, net income (loss), operating income (loss) or other measures presented in accordance with GAAP.

A reconciliation of these non-GAAP financial measures to the closest GAAP measure is set forth in the following tables:

	Quarter Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2019	2018	2019	2018
Net income (loss)	$771	$(633)	$6,787	$3,065
Income tax benefit	(495)	(198)	(238)	(72)
Interest expense	135	177	490	537
Depreciation and amortization	3,039	2,842	9,076	8,275

EBITDA	3,450	2,188	16,115	11,805
Transaction, contested proxy and other related expenses	117	—	768	933
Loss on disposal of fixed assets	60	26	107	122
Asset impairment charges and restaurant closing costs	—	4	(2)	14
Non-cash compensation	471	1,570	1,128	4,021
Loss from discontinued operations, net	66	118	183	339
Pre-opening expense	211	194	357	1,024

Adjusted EBITDA	$4,375	$4,100	$18,656	$18,258

Note: For purposes of computing Adjusted EBITDA, the $0 and $1,240 for the quarters ended September 30, 2019 and September 29, 2018, respectively, and $0 and $3,094 for the nine months ended September 29, 2019 and September 30, 2018, respectively, in non-cash compensation associated with a profits interest grant issued to Black Knight Advisory Services, LLC (“BKAS”) on October 6, 2015 has been included in “Non-cash compensation” above. Additional expenses associated with the Company’s now terminated management agreement with BKAS totaling $0 and $139 for the quarters ended September 29, 2019 and September 30, 2018, respectively, and totaling $0 and $587 for the nine months ended September 29, 2019 and September 30, 2018, respectively, are included in general and administrative expenses and have not been included in the reconciliation set forth above. The management agreement was terminated during the fourth quarter of 2018 as disclosed in the Company’s Form 8-K filed Securities and Exchange Commission on November 30, 2018.

J. Alexander’s Holdings, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

(Unaudited in thousands)

	Quarter Ended				Nine Months Ended
	September 29,		September 30,		September 29,		September 30,
	2019		2018		2019		2018
	Amount	Percent of Net Sales	Amount	Percent of Net Sales	Amount	Percent of Net Sales	Amount	Percent of Net Sales
Operating income (loss)	$422	0.7%	$(542)	-1.0%	$7,031	3.8%	$3,850	2.2%
General and administrative expenses	4,288	7.5%	5,876	10.4%	13,816	7.5%	17,123	9.6%
Transaction, contested proxy and other related expenses	117	0.2%	—	0.0%	768	0.4%	933	0.5%
Pre-opening expense	211	0.4%	194	0.3%	357	0.2%	1,024	0.6%

Restaurant Operating Profit	$5,038	8.9%	$5,528	9.7%	$21,972	12.0%	$22,930	12.8%